EXHIBIT 23
CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use of our report dated January 28, 1998 in this Annual Report on Form 10-K relating to the Consolidated Financial Statements of F&M National Corporation and Subsidiaries, appearing under Item 8, Financial Statements and Supplementary Data, including, without limitation, the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (#2-77374 and #33-47685) of F&M National Corporation.


                      Yount, Hyde & Barbour, P.C.


March 5, 1998
Winchester, Virginia